UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

Renewable Energy and Power, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-23731	46-1294868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3395 W. Cheyenne Ave. # 111

North Las Vegas, NV 89032

(Address of principal executive offices)

Registrant’s telephone number, including area code: 702-685-9524

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 193 3(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 3, 2016 the company issued a 10 % Convertible Promissory Note in the aggregate amount of $68,126. This note matures on March 3, 2017 and is convertible at the lessor of 50 % of the of the lowest trading price for the 25 days prior to the conversion date or $0.001 post split. This note has matured and is currently in default. The outstanding balance due on this note is $55,901.25 and we are working with the debt holder to remedy the default. This note was not reflected on the balance sheet.

Item 3.02 Unregistered Sales of Equity Securities

The conversion of the Convertible Promissory Note dated March 3, 2016 to stock is an equity issuance event in accordance with the disclosure stated above in Item 1.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Renewable Energy and Power, Inc. A Nevada corporation (Registrant)

Date: September 14, 2017	By:	/s/ Bruce Parsons
	Name:	Bruce Parsons
	Its:	Chief Financial Officer

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